Exhibit 99.1

Mistras Group, Inc. Announces Fiscal 2013 Results

PRINCETON JUNCTION, N.J., August 7, 2013 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG), a leading “one source” global provider of technology-enabled asset protection solutions, today reported fiscal 2013 fourth quarter and full year results. Results for the full year of fiscal 2013 include revenue of $529.3 million, and net income of $11.6 million, or $0.40 per share. The fourth quarter results include revenue of $144.5 million and a net loss of $4.5 million, or ($0.16) per share. Both the fourth quarter and full year were impacted by a $9.9 million goodwill impairment charge discussed below.

Summary financial highlights for the fiscal 2013 fourth quarter and full year:

•	Adjusted EBITDA of $16.5 million in the fourth quarter and $68.3 million for the full year.

•	Adjusted Diluted Earnings Per Share of $0.16 in the fourth quarter and $0.70 for the full year, which excludes the impact of the goodwill impairment charge and acquisition related expense, net.

•	21% revenue growth in fiscal 2013, including 6% organic growth for the Services segment.

•	Net Cash Provided by Operating Activities of $43.5 million for the fiscal year, a 39% increase over the prior year.

•

During the quarter, the Company recognized a goodwill impairment charge related to its operations in Brazil totaling approximately $9.9 million, which reduced EPS by approximately $0.34 per share in the fourth quarter and full year.

Outlook and Guidance for Fiscal 2014

Consistent with the guidance communicated during its June 26, 2013 conference call, the Company expects 2014 revenues to be in the range of $570 million to $600 million and Adjusted EBITDA to be in the range of $74 million to $80 million. The Company does not provide quarterly guidance, but expects to update its annual guidance at least quarterly.

Sotirios Vahaviolos, Mistras Chairman and Chief Executive Officer stated “The difficult economic environments in Europe and Brazil, as well as a tight market in the U.S. resulted in a disappointing finish for fiscal 2013. However, despite the weaker fourth quarter, we still had good profitable results for the year. We are encouraged by the 6% organic growth of our Services business under an adverse competitive U.S. marketplace in fiscal 2013, which, combined with the award of new evergreen contracts in Europe, positions us for a good start and strong finish for fiscal 2014.”

Conference Call

In connection with this release, Mistras will hold a conference call on Thursday, August 8, 2013 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-866-515-2909 and use confirmation code 76981828 when prompted. The International dial-in number is 1-617-399-5123.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies—24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; and its proprietary world class data warehousing and analysis software—to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2012 filed with the Securities and Exchange Commission on August 14, 2012, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The terms “Adjusted EBITDA” and “Adjusted Diluted Earnings Per Share” used in this release are financial measurements not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Reconciliations of Adjusted EBITDA and Adjusted Diluted Earnings Per Share to financial measurements under GAAP are set forth in a table attached to this press release. In addition, the Company has also included in the tables for non-GAAP measurements the non-GAAP measurement “Adjusted Net Income” reconciling this measurement to a financial measurement under GAAP. The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share because they provide additional metrics to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business.

Mistras Group, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	May 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$7,802	$8,410
Accounts receivable, net	108,554	104,515
Inventories	12,504	12,492
Deferred income taxes	2,621	1,885
Prepaid expenses and other current assets	8,156	6,321

Total current assets	139,637	133,623
Property, plant and equipment, net	68,419	63,527
Intangible assets, net	52,428	34,469
Other assets	906	1,378
Goodwill	115,270	96,819

Total assets	$376,660	$329,816

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$8,490	$11,944
Accrued expenses and other current liabilities	47,839	39,334
Current portion of long-term debt	7,418	5,971
Current portion of capital lease obligations	6,766	5,951
Income taxes payable	1,703	1,119

Total current liabilities	72,216	64,319
Long-term debt, net of current portion	52,849	34,258
Obligations under capital leases, net of current portion	10,923	13,094
Deferred income taxes	11,614	4,901
Other long-term liabilities	18,778	19,996

Total liabilities	166,380	136,568

Commitments and contingencies
Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,210,862 and 28,025,507 shares issued and outstanding as of May 31, 2013 and May 31, 2012, respectively	282	280
Additional paid-in capital	195,241	188,443
Retained earnings	18,982	7,336
Accumulated other comprehensive loss	(4,452)	(3,047)

Total Mistras Group, Inc. stockholders’ equity	210,053	193,012
Noncontrolling interests	227	236

Total equity	210,280	193,248

Total liabilities and equity	$376,660	$329,816

Mistras Group, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Years ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
Revenues:
Services	$135,802	$112,938	$487,268	$394,035
Products and systems	8,703	14,152	42,014	42,840

Total revenues	144,505	127,090	529,282	436,875

Cost of revenues:
Cost of services	98,000	77,406	346,769	271,676
Cost of products and systems sold	3,254	7,846	16,276	19,940
Depreciation related to services	4,398	4,290	16,963	14,929
Depreciation related to products and systems	310	77	903	640

Total cost of revenues	105,962	89,619	380,911	307,185

Gross profit	38,543	37,471	148,371	129,690
Selling, general and administrative expenses	27,729	23,533	101,792	83,098
Research and engineering	646	290	2,447	2,059
Depreciation and amortization	2,246	1,668	8,781	6,455
Acquisition-related expense, net	(1,135)	971	(2,141)	1,980
Goodwill impairment	9,938	—	9,938	—

Income (loss) from operations	(881)	11,009	27,554	36,098
Other expenses
Interest expense	830	1,011	3,288	3,132
Gain on extinguishment of long-term debt	—	(784)	—	(671)

Income (loss) before provision for income taxes	(1,711)	10,782	24,266	33,637
Provision for income taxes	2,878	3,619	12,627	12,291

Net income (loss)	(4,589)	7,163	11,639	21,346
Net (income) loss attributable to noncontrolling interests, net of taxes	40	(31)	7	7

Net income (loss) attributable to Mistras Group, Inc.	$(4,549)	$7,132	$11,646	$21,353

Earnings (net loss) per common share:
Basic	$(0.16)	$0.25	$0.41	$0.77
Diluted	$(0.16)	$0.25	$0.40	$0.74
Weighted average common shares outstanding:
Basic	28,202	27,972	28,141	27,839
Diluted	28,202	28,935	29,106	28,685

Mistras Group, Inc. and Subsidiaries

Unaudited Operating Data by Segment

(in thousands)

	Three months ended May 31,		Year ended May 31,
	2013	2012	2013	2012
Revenues
Services	$102,704	$96,300	$380,851	$349,793
International	38,118	20,672	126,840	59,466
Products and Systems	7,683	13,654	33,301	40,083
Corporate and eliminations	(4,000)	(3,536)	(11,710)	(12,467)

	$144,505	$127,090	$529,282	$436,875

	Three months ended May 31,		Year ended May 31,
	2013	2012	2013	2012
Gross profit
Services	$26,779	$26,412	$98,907	$94,413
International	8,088	6,843	32,319	19,106
Products and Systems	3,937	5,626	16,947	18,578
Corporate and eliminations	(261)	(1,410)	198	(2,407)

	$38,543	$37,471	$148,371	$129,690

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income Attributable to Mistras Group, Inc. to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended May 31,		Year ended May 31,
	2013	2012	2013	2012
EBITDA and Adjusted EBITDA data
Net income (loss) attributable to Mistras Group, Inc. (GAAP)	$(4,549)	$7,132	$11,646	$21,353
Interest expense	830	1,011	3,288	3,132
Provision for income taxes	2,878	3,619	12,627	12,291
Depreciation and amortization	6,954	6,035	26,647	22,024

EBITDA (non-GAAP)	6,113	17,797	54,208	58,800
Stock compensation expense	1,536	1,306	6,285	5,097
Acquisition-related expense, net	(1,135)	971	(2,141)	1,980
Goodwill impairment	9,938	—	9,938	—
Gain on extinguishment of debt	—	(784)	—	(671)

Adjusted EBITDA (non-GAAP)	$16,452	$19,290	$68,290	$65,206

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income Attributable to Mistras Group, Inc. (GAAP) to Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP)

(in thousands, except per share data)

	Three months ended May 31,		Year ended May 31,
	2013	2012	2013	2012
Adjusted Net Income
Net income (loss) attributable to Mistras Group, Inc. (GAAP)	$(4,549)	$7,132	$11,646	$21,353
Acquisition-related expense, net ($1.1 million benefit and $1.0 million expense, pre-tax, for the three months ended May 31, 2013 and 2012, respectively and $2.1 million benefit and $2.0 million expense, pretax, for the year ended May 31, 2013 and 2012, respectively)	(738)	645	(1,351)	1,257
Goodwill impairment	9,938	—	9,938	—
Gain on extinguishment of long-term debt ($0.8 million and $0.7 million, pre-tax for the three months and year ended May 31, 2012, respectively)	—	(521)	—	(426)

Adjusted Net Income (non-GAAP)	$4,651	$7,256	$20,233	$22,184

Adjusted Diluted Earnings Per Share
Diluted earnings (loss) per common share (GAAP)	$(0.16)	$0.25	$0.40	$0.74
Acquisition-related expense	(0.03)	0.02	(0.04)	0.04
Goodwill impairment	0.35	—	0.34	—
Gain on extinguishment of long-term debt	—	(0.02)	—	(0.01)

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.16	$0.25	$0.70	$0.77